[AVNET LOGO]	Avnet, Inc. 2211 South 47 Street Phoenix, AZ 85034

PRESS RELEASE

April 26, 2001

AVNET REPORTS THIRD QUARTER
EARNINGS PER SHARE GROWTH OF 11%

Phoenix, Arizona – Avnet, Inc. (NYSE:AVT) reported results today for its third quarter and first nine months ended March 30, 2001. Net income was $57.8 million in the third quarter of fiscal 2001, an increase of 15% as compared with net income of $50.2 million, excluding special charges, in last year’s third quarter. Diluted earnings per share for the current year’s third quarter was $0.62, up 11% as compared with $0.56, excluding special charges, in the third quarter of last year. Sales for the third quarter of fiscal 2001 were $3.21 billion, up 19% as compared with sales of $2.69 billion in the third quarter of last year, and down 5% as compared with sales of $3.39 billion in the immediately preceding second quarter of fiscal 2001. Including the special charges described in the attached financial statements, the prior year’s third quarter net income was $41.3 million, or $0.46 per share on a diluted basis.

For the first nine months of fiscal 2001, Avnet reported net income of $205.6 million, up 89% as compared with net income of $109.0 million, excluding special charges, in the first nine months of last year. Diluted earnings per share of $2.21 in the first nine months of fiscal 2001 was up 64% as compared with $1.35, excluding special charges, in the first nine months of last year. Sales for the first nine months of the current fiscal year were a record $9.56 billion, up 48% as compared with sales of $6.44 billion in the first nine months of last year. Including the special charges described in the attached financial statements, net income in the first nine months of fiscal year 2000 was $78.6 million, or $0.97 per share on a diluted basis.

Roy Vallee, Avnet’s Chairman and CEO, stated, “We are pleased that our results for the third quarter were well above those of a year ago, but we are disappointed that industry conditions have turned downward so rapidly. The results for Avnet’s third quarter of the current fiscal year were adversely impacted by the well-documented downturn in the electronic components industry as well as by overall economic conditions in the United States. Although the environment has affected all of our operating groups to some degree, it has had the greatest impact on our Electronics Marketing business in the Americas and in Asia where sales for the quarter were down 17% and 16%, respectively, as compared with the immediately preceding quarter.”

Contact: John Hovis, SVP Investor Relations or Raymond Sadowski, SVP & CFO *
Telephone (480) 643-7291 * Fax (480) 643-7370
Internet: http://www.avnet.com * email: john.hovis@avnet.com

Mr. Vallee further commented, “Due to the relatively stronger business environment in Europe and the positive impact of our organic initiatives, Avnet’s European operations have held up well, although conditions in Europe are also beginning to soften. In addition, the recently acquired EBV and RKE Systems businesses have already provided positive contributions to Avnet’s overall results. Our Computer Marketing business posted significantly higher sales and earnings as compared with a year ago, but below the record levels of the December 2000 quarter as its business was affected by the typical seasonality associated with the March quarter and was also somewhat impacted by U.S. economic conditions. Avnet Applied Computing, including the results of RKE Systems, achieved positive sales and earnings growth as compared with both last year’s third quarter and the December quarter.”

Mr. Vallee added, “I am also pleased with the progress we have made since the end of the December quarter in strengthening our balance sheet. Due to the hard work of our employees during this difficult quarter, we have reduced our debt in excess of $300 million driven primarily by significant reductions in working capital.”

Phoenix, Arizona-based Avnet, Inc., a Fortune 300 company with sales of $12.3 billion during its most recent four quarters, is one of the world’s largest distributors of semiconductor, interconnect, passive and electromechanical components and computer products from the industry’s leading manufacturers. Serving customers in 63 countries, Avnet markets, inventories and adds value to these products and provides industry- leading supply-chain, engineering and technical services. The Company’s Web site is located at www.avnet.com.

AVNET, INC.

(MILLIONS EXCEPT PER SHARE DATA)

INCLUDING SPECIAL ITEMS (1)		THIRD QUARTERS ENDED

	MARCH 30,	MARCH 31,
	2001	2000 (1)%		CHANGE

Sales	$3,208.6	$2,686.2	+	19%

Income before income taxes	101.3	71.9	+	41%

Net income	57.8	41.3	+	40%

Earnings per share:

Basic	$0.63	$0.47	+	34%

Diluted	$0.62	$0.46	+	35%

EXCLUDING SPECIAL ITEMS		THIRD QUARTERS ENDED

	MARCH 30,	MARCH 31,
	2001	2000	%	CHANGE

Sales	$3,208.6	$2,686.2	+	19%

Income before income taxes	101.3	86.7	+	17%

Net income	57.8	50.2	+	15%

Earnings per share:

Basic	$0.63	$0.57	+	11%

Diluted	$0.62	$0.56	+	11%

(1)	Fiscal 2000 third quarter results include the impact of incremental special charges associated with the integration of SEI Eurotronics and Macro into Electronics Marketing (“EM”) EMEA, the integration of JBA Computer Solutions into Computer Marketing North America and costs related to the consolidation of EM’s European warehousing operations amounting to $14.8 million pre-tax, $8.9 million after-tax and $0.10 per share on a diluted basis.

      All per share data for fiscal 2000 has been restated to reflect a two-for-one split of the Company’s common stock distributed on September 28, 2000 to shareholders of record on September 18, 2000.

AVNET, INC.

(MILLIONS EXCEPT PER SHARE DATA)

INCLUDING SPECIAL ITEMS (1)		NINE MONTHS ENDED
	MARCH 30,	MARCH 31,
	2001	2000 (1)%		CHANGE

Sales	$9,557.2	$6,443.3	+	48%

Income before income taxes	360.6	139.7	+	158%

Net income	205.6	78.6	+	162%

Earnings per share:

Basic	$2.23	$0.98	+	128%

Diluted	$2.21	$0.97	+	128%

EXCLUDING SPECIAL ITEMS		NINE MONTHS ENDED
	MARCH 30,	MARCH 31,
	2001	2000	%	CHANGE

Sales	$9,557.2	$6,443.3	+	48%

Income before income taxes	360.6	188.7	+	91%

Net income	205.6	109.0	+	89%

Earnings per share:

Basic	$2.23	$1.36	+	64%

Diluted	$2.21	$1.35	+	64%

(1)	Fiscal 2000 nine month results include the third quarter special charges referred to in note 1 on page 3 and first half special charges associated with the integration of Marshall Industries, the reorganization of the Electronics Marketing European and Asian operations, and costs incurred in connection with certain litigation brought by Avnet amounting to $34.1 million pre-tax, $21.6 million after-tax and $0.28 per share on a diluted basis. The total special charges for the first nine months of fiscal 2000 amounted to $49.0 million pre-tax, $30.4 million after-tax and $0.38 per share on a diluted basis.

      All per share data for fiscal 2000 has been restated to reflect a two-for-one split of the Company’s common stock distributed on September 28, 2000 to shareholders of record on September 18, 2000.

AVNET, INC.

CONSOLIDATED STATEMENTS OF INCOME
(THOUSANDS EXCEPT PER SHARE DATA)

INCLUDING SPECIAL ITEMS
	THIRD QUARTERS ENDED		NINE MONTHS ENDED

	MARCH 30,	MARCH 31,	MARCH 30,	MARCH 31,
	2001	2000 (1)	2001	2000 (2)

Sales	$3,208,574	$2,686,170	$9,557,204	$6,443,264

Cost of sales	2,733,382	2,305,268	8,149,617	5,548,890

Gross profit	475,192	380,902	1,407,587	894,374

Operating expenses	326,948	282,525	915,998	703,394

Operating income	148,244	98,377	491,589	190,980

Other income, net	4,596	153	6,588	2,973

Interest expense	(51,521)	(26,629)	(137,583)	(54,229)

Income before income taxes	101,319	71,901	360,594	139,724

Income taxes	43,530	30,595	154,998	61,140

Net Income	$57,789	$41,306	$205,596	$78,584

Earnings per share:

Basic	$0.63	$0.47	$2.23	$0.98

Diluted	$0.62	$0.46	$2.21	$0.97

Shares used to compute earnings per share:

Basic	92,348	87,941	92,258	80,192

Diluted	93,230	88,963	93,099	80,867

(1)	Fiscal 2000 third quarter results include the impact of incremental special charges associated with the integration of SEI Eurotronics and Macro into Electronics Marketing (“EM”) EMEA, the integration of JBA Computer Solutions into Computer Marketing North America and costs related to the consolidation of EM’s European warehousing operations amounting to $14.8 million pre-tax, $8.9 million after-tax and $0.10 per share on a diluted basis.

(2)	Fiscal 2000 nine month results include the third quarter special charges referred to in note 1 above and first half special charges associated with the integration of Marshall Industries, the reorganization of the Electronics Marketing European and Asian operations, and costs incurred in connection with certain litigation brought by Avnet amounting to $34.1 million pre-tax, $21.6 million after-tax and $0.28 per share on a diluted basis. The total special charges for the first nine months of fiscal 2000 amounted to $49.0 million pre-tax, $30.4 million after-tax and $0.38 per share on a diluted basis.

      All per share data for fiscal 2000 has been restated to reflect a two-for-one split of the Company’s common stock distributed on September 28, 2000 to shareholders of record on September 18, 2000.

AVNET, INC.

CONSOLIDATED STATEMENTS OF INCOME
(THOUSANDS EXCEPT PER SHARE DATA)

EXCLUDING SPECIAL ITEMS
	THIRD QUARTERS ENDED		NINE MONTHS ENDED

	MARCH 30,	MARCH 31,	MARCH 30,	MARCH 31,
	2001	2000 (1)	2001	2000 (2)

Sales	$3,208,574	$2,686,170	$9,557,204	$6,443,264

Cost of sales	2,733,382	2,303,772	8,149,617	5,537,104

Gross profit	475,192	382,398	1,407,587	906,160

Operating expenses	326,948	269,198	915,998	666,217

Operating income	148,244	113,200	491,589	239,943

Other income, net	4,596	153	6,588	2,974

Interest expense	(51,521)	(26,629)	(137,583)	(54,229)

Income before income taxes	101,319	86,724	360,594	188,688

Income taxes	43,530	36,541	154,998	79,678

Net Income	$57,789	$50,183	$205,596	$109,010

Earnings per share:

Basic	$0.63	$0.57	$2.23	$1.36

Diluted	$0.62	$0.56	$2.21	$1.35

Shares used to compute earnings per share:

Basic	92,348	87,941	92,258	80,192

Diluted	93,230	88,963	93,099	80,867

(1)	Fiscal 2000 third quarter results exclude the impact of incremental special charges associated with the integration of SEI Eurotronics and Macro into Electronics Marketing (“EM”) EMEA, the integration of JBA Computer Solutions into Computer Marketing North America and costs related to the consolidation of EM’s European warehousing operations amounting to $14.8 million pre-tax, $8.9 million after-tax and $0.10 per share on a diluted basis.

(2)	Fiscal 2000 nine month results exclude the third quarter special charges referred to in note 1 above and first half special charges associated with the integration of Marshall Industries, the reorganization of the Electronics Marketing European and Asian operations, and costs incurred in connection with certain litigation brought by Avnet amounting to $34.1 million pre-tax, $21.6 million after-tax and $0.28 per share on a diluted basis. The total special charges for the first nine months of fiscal 2000 amounted to $49.0 million pre-tax, $30.4 million after-tax and $0.38 per share on a diluted basis.

      All per share data for fiscal 2000 has been restated to reflect a two-for-one split of the Company’s common stock distributed on September 28, 2000 to shareholders of record on September 18, 2000.

AVNET, INC.
CONSOLIDATED BALANCE SHEETS
(THOUSANDS)

	MARCH 30,	JUNE 30,
	2001	2000

Assets:

Current assets:

Cash and cash equivalents	$100,653	$167,192

Receivables	2,233,669	1,750,827

Inventories	2,140,264	1,887,280

Other	88,825	67,956

Total current assets	4,563,411	3,873,255

Property, plant & equipment	404,378	289,902

Goodwill	1,236,711	856,831

Other assets	232,917	224,367

Total assets	6,437,417	5,244,355

Less liabilities:

Current liabilities:

Borrowings due within one year	1,131,123	499,287

Accounts payable	1,006,055	1,102,510

Accrued expenses and other	434,434	301,977

Total current liabilities	2,571,612	1,903,774

Long-term debt, less due within one year	1,632,925	1,438,610

Total liabilities	4,204,537	3,342,384

Shareholders’ equity	$2,232,880	$1,901,971

AVNET, INC.

SEGMENT INFORMATION
(MILLIONS)

	THIRD QUARTERS ENDED		NINE MONTHS ENDED

	MARCH 30,	MARCH 31,	MARCH 30,	MARCH 31,
SALES	2001	2000	2001	2000
Electronics Marketing	$2,084.6	$1,925.4	$6,361.1	$4,658.4

Computer Marketing	577.6	456.8	1,888.4	1,344.5

Avnet Applied Computing (1)	546.4	304.0	1,307.7	440.4

Consolidated	$3,208.6	$2,686.2	$9,557.2	$6,443.3

OPERATING INCOME

Electronics Marketing	$133.2	$119.9	$449.6	$251.9

Computer Marketing	17.1	7.5	57.0	24.6

Avnet Applied Computing (1)	19.9	8.3	47.0	12.1

Headquarters	(22.0)	(22.5)	(62.0)	(48.6)

Consolidated Before Special Items	148.2	113.2	491.6	240.0

Special Items	—	(14.8)	—	(49.0)

Consolidated	$148.2	$98.4	$491.6	$191.0

(1)	Avnet Applied Computing, which was created by combining certain business segments from Electronics Marketing (“EM”) and Computer Marketing (“CM”), started operating in North America as of the beginning of the second quarter of fiscal 2000, in Europe in the third quarter of fiscal 2000 and in Asia in the first quarter of fiscal 2001. The results for the prior periods have not been restated and are included in EM and CM.